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                                   EXHIBIT 4.2

                                    AMENDMENT
                                       TO
                              HYCOR BIOMEDICAL INC.
                         NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         This Amendment to Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors (the "Amendment") is dated effective as of June 10, 1998.

         WHEREAS, Hycor Biomedical Inc. (the "Company") adopted and the stockholders approved the Company's Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan") pursuant to which options can be granted by the Company to non-employee directors of the Company.

         WHEREAS, pursuant to Section 7 of the Plan the Company's Board of Directors has validly taken action to amend the Plan.

         WHEREAS, pursuant to Section 7 of the Plan the stockholders of the Company have approved the Amendment at the Annual Meeting of Stockholders on June 10, 1998.

         NOW THEREFORE, the Plan is amended as follows:

         1. Amendment to Section 2. The number of shares that may be issued or transferred and sold pursuant to the Plan is hereby amended to read in its entirety as follows:

         "325,000"

         To record the valid adoption of this Amendment by the Board of Directors and valid approval of this Amendment by the stockholders of the Company as of June 10, 1998, the Company has caused its authorized officers to execute this Amendment on behalf of the Company.


                                        Hycor Biomedical Inc.


                                        By:    /s/ J. David Tholen
                                           -------------------------------------
                                               J. David Tholen
                                        Title: President and
                                               Chief Executive Officer

                                        By:    /s/ Reginald P. Jones
                                           -------------------------------------
                                               Reginald P. Jones
                                        Title: Senior Vice President and
                                               Chief Financial Officer